UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2009

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia	0-12185	Not Applicable
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

120 Prosperous Place, Suite 201
Lexington, Kentucky	40509-1844
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (859) 263-3948
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2b

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01 Other Events
     On August 17, 2009, we completed the sale of the remaining 50% undivided interest in 485 miles of Appalachian gas gathering facilities (Gathering System) to Seminole Energy Services, LLC (Seminole) for $22 million. We receive $7.5 million at closing, which we applied to reduce outstanding borrowings under our revolving credit facility. The balance of the purchase price is payable under a promissory note from Seminole for $14.5 million, payable in monthly installments through December 2011, with interest at 8% per annum. The note is secured by a second mortgage lien on the underlying Gathering System assets. Payments under the note will be applied for further debt reduction. The transaction is described in a press release included as an exhibit to this report and incorporated herein by reference.
Item 9.01(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated August 18, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS Resources, Inc.
By:	/s/ William S. Daugherty
William S. Daugherty
President and Chief Executive Officer

Date: August 18, 2009